NEOS ETF TRUST 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of NEOS Ethereum High Income ETF, a series of NEOS ETF Trust, under the heading “Management and Other Service Providers” and “Organization and Management of Wholly Owned Subsidiary” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

November 24, 2025